UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 23, 2020

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market
Common Stock Purchase Warrants	SNGXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 23, 2020, Soligenix, Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”) for stockholders to vote on the following proposals: (i) to affirm, ratify and approve an amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of common stock from 50,000,000 to 75,000,000 (“Proposal No. 1”); and (ii) to approve the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal No. 2”).

As of November 2, 2020 (the “Record Date”), the record date for the Meeting, there were 29,847,288 shares of the Company’s Common Stock issued and outstanding and entitled to vote with one vote per share on each proposal. In order to conduct the business of the Meeting, the Company required the presence, in person or by proxy, of a quorum consisting of a majority of the issued and outstanding shares of Common Stock on the Record Date. A quorum was present at the Meeting. As there were not sufficient votes to approve Proposal 1 at the time of the Meeting, the Chair of the Meeting exercised the discretionary authority granted by the stockholders pursuant to Proposal 2 to adjourn the Meeting to solicit additional proxies.

The Meeting will reconvene on November 27, 2020 (the “Adjournment Date”) at 9:00 a.m. EST. Stockholders may participate in the continuation of the Meeting by visiting www.virtualshareholdermeeting.com/sngx2020SM and entering the 16-digit control number included on their proxy card or on the instructions that accompanied their proxy materials. Submission of proxies in respect of the adjourned meeting via Internet and telephone will be available until 11:59 p.m. EST on Thursday, November 26, 2020.

The vote for Proposal 2 the only proposal that had an effect at the Meeting was as follows:

For	Against	Abstain
18,355,342	3,241,900	356,850

There were no broker non-votes on this proposal.

The Company will amend this Current Report on Form 8-K to report the results of the vote on Proposal 1 following the Adjournment Date.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document may be deemed to be solicitation material in respect of the continuation of the Meeting to be held on November 27, 2020. In connection with the Meeting, the Company filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on November 6, 2020. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MEETING. The definitive proxy statement was mailed to stockholders who are entitled to vote at the Meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Secretary. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Meeting. Information regarding the Company’s directors and executive officers and any persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Meeting is set forth in the definitive proxy statement filed with the SEC on November 6, 2020, available free of charge at the SEC’s website at www.sec.gov, and by mail at: Soligenix, Inc., Attn: Corporate Secretary, 29 Emmons Drive, Suite B-10, Princeton, NJ 08540.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

November 24, 2020	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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